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                                                                    Exhibit 23.5




                         CONSENT OF INVESTMENT BANKERS
                         -----------------------------


     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated June 4, 2001 rendered to the Board of Directors of Virginia Commonwealth Financial Corporation in connection with its proposed merger with Virginia Financial Corporation and the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                                  /s/ Scott & Stringfellow, Inc.
                                                  ------------------------------
                                                      SCOTT & STRINGFELLOW, INC.



Richmond, Virginia
October 29, 2001